EXHIBIT 99.1

Washington Banking Company Earns $1.7 Million in 3Q09

OAK HARBOR, WA – October 22, 2009 – Washington Banking Company (NASDAQ: WBCO), the holding company for Whidbey Island Bank, today reported another profitable quarter with consistent core deposit growth, strong capital ratios and efficient operations. Income available to common shareholders totaled $1.3 million, or $0.13 per diluted share, in the quarter ended September 30, 2009, compared to $818,000, or $0.09 per diluted common share, in the preceding quarter, and $1.9 million, or $0.20 per diluted common share, in the third quarter a year ago. For the first nine months of 2009, Washington Banking’s net income available to common shareholders was $3.3 million, or $0.35 per diluted common share, compared to $6.7 million, or $0.70 per diluted common share in the first nine months of 2008. Year-to-date, preferred dividend payments totaled $1.2 million and there were no preferred dividends paid in 2008.

“Our third quarter profits remain solid and consistent, despite the difficult economic environment,” said Jack Wagner, President and CEO. “We are attracting core deposits and continuing to meet the lending needs of our customers. Our asset quality remains good and we continue to build reserves. I am extremely pleased with the ongoing efforts of our staff, which enable us to post these positive results during such trying times.” Conference Call Information Management will host a conference call tomorrow, October 23, 2009, at 10:00 a.m. PDT (1:00 p.m. EDT) to discuss the results. The call will also be broadcast live via the internet at www.wibank.com. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing 480-629-9772 using Call ID #4166810 at 10:00 a.m. PDT. To listen to the call online, either live or archived, visit the Investor Relations page of Whidbey Island Bank’s website at www.wibank.com. The replay will be available at (303) 590-3030, using access code #4166810, where it will be archived for ninety days.

Third Quarter 2009 Financial Highlights (September 30, 2009 compared to September 30, 2008)

  Capital ratios again exceeded the regulatory requirements for well-capitalized institutions, with Tier 1 Capital to risk-adjusted assets of 15.03% compared to 11.81%. Tangible common equity to tangible assets stood at 8.82%% compared to 8.66% a year earlier.
  Asset quality continues to be better than average for the region and the nation with nonperforming assets to total assets at 0.85%, up from 0.50%. (SNL’s Bank & Thrift Index institutions averaged 1.37% in June and SNL peer institutions averaged 2.39% as of June 30, 2009)
  Loan loss reserves increased to 1.95% of total loans, up 55 basis points year-over-year.
  The provision for loan losses was $2.5 million in the third quarter, bringing year-to-date provisions to $8.0 million.
  Pretax pre-provision income grew 5% in the quarter and 26% year-over-year to $4.9 million compared to $4.7 million in the second quarter and $3.9 million a year ago.
  Total loans were $816 million, slightly down from $823 million.
  Book value per common share increased 7% to $8.87 compared to $8.32.
  Deposits increased 4% to $812 million with noninterest-bearing demand deposits up 16% year-over-year.

WBCO – 3Q09 Profits
October 22, 2009

  Whidbey Island Bank remains the No.1 bank in deposits in Island County, with its market share rising to 45.5% of deposits in the county as of June 2009.

Credit Quality
“Our loan portfolio is performing well on a comparative basis, but continues to be hampered by overall weak economic fundamentals,” said Joe Niemer, Chief Credit Officer. “Nonperforming loans were down by $4.3 million from last quarter and $709,000 from a year ago; however, other real estate owned (OREO) increased by $2.4 million quarter-over-quarter as nonaccrual loans moved through the collection process. While our credit quality remains above average by current industry standards, we continue to have concerns about the ongoing economic factors and their impact on our borrowing customers and our loan portfolio metrics.” Washington Banking’s nonperforming assets totaled $8.2 million, or 0.85% of total assets at September 30, 2009, compared to $10.1 million, or 1.08% of total assets at June 30, 2009, and $4.6 million, or 0.50% of total assets, a year ago. Nonperforming assets consist of nonaccrual loans, accruing loans 90 days or more past due, restructured loans and OREO. “We continue to see stress in our construction and land development loans, which total about 14% of the loan portfolio,” Niemer continued. “Consequently, we are continuing to build reserves.” Net charge-offs in the third quarter were $1.4 million, or 67 basis points of average loans on an annualized basis, compared to $1.2 million, or 57 basis points of average loans for the same quarter a year ago. Year-to-date, net charge-offs were $4.3 million, or 70 basis points of average loans, compared to $2.8 million, or 46 basis points for average loans in the first nine months of 2008. Net charge-offs in the indirect lending portfolio were $449,000 in the third quarter, compared to $228,000 in the second quarter, and $527,000 in the third quarter a year ago. Year-to-date, indirect net charge-offs were $1.1 million or 1.41% of average indirect loans, compared to $932,000, or 1.12% of indirect loans in the first nine months of 2008.

Boosted by the $8.0 million provision for loan losses booked in the first nine months of 2009, the allowance for loan losses increased to $15.9 million, or 1.95% of total loans at quarter end, compared to $11.5 million, or 1.40% at September 30, 2008.

Capital
Washington Banking’s capital ratios were very strong at the end of the third quarter, which included the $26.4 million raised from the sale of preferred shares to the U.S. Treasury in January of this year. Tier 1 capital ratio was 15.03% up from 14.99% at June 30, 2009, and 11.81% a year ago. The total risk-based capital ratio was 16.29% at September 30, 2009, compared to 16.25% at June 30, 2009, and 13.06% at September 30, 2008. All regulatory ratios continue to exceed the “well-capitalized” requirements established by regulators. Washington Banking’s tangible common equity at quarter end was equal to 8.82% of total assets.

Balance Sheet
At September 30, 2009, total assets increased 5% to $960 million compared to $912 million a year ago. Total net loans decreased 1% to $800 million from $812 million a year ago and $806 million at the end of the second quarter of 2009.

Total deposits were up 3% in the quarter and 4% year-over-year at $812 million at September 30, 2009, compared to $788 million at the end of June and $784 million a year ago. Noninterest-bearing demand deposits increased 16% year-over-year, now representing 13% of total deposits. Year-over-year, money market accounts decreased 1% and now comprise 19% of total deposits. Time deposits also declined 1% to $369 million and accounted for 45% of total deposits with a very small component of brokered deposits. “Our deposit market remains competitive, and we are delighted with the continuing strength in attracting new accounts in our region,” said Rick Shields,

WBCO – 3Q09 Profits
October 22, 2009

Chief Financial Officer. “We believe building core deposits is in our best interest over time, even though deposit rates here in the Northwest are higher than in some other markets. While we could actually increase our margin, short term, by relying on brokered funding, we prefer to build relationships with our local clientele for the long run.” Core deposits, excluding brokered CDs and time deposits over $100,000 represent 76% of all deposits, up from 74% a year ago.

Retained earnings increased 7% to $48.6 million, bringing common shareholder equity to $8.87 per share at September 30, 2009, compared to $8.32 per share a year ago. Including the $26.4 million capital infusion from the preferred shares issued to the U.S. Treasury, total shareholders’ equity was $109.6 million.

Operating Results
Bolstered by premiums received from loan sales and new account fees, revenue (fully tax equivalent) was $12.5 million in the third quarter of 2009, compared to $12.0 million for the second quarter and $11.6 million a year ago. Net interest income, before the provision for loan losses, grew 9% to $10.4 million in the third quarter from $9.6 a year ago and increased 6% from the linked quarter of $9.8 million. Year-to-date revenue increased 5% to $36.0 million from $34.1 million in the first nine months a year ago. Net interest income before provision for loan losses increased 4% to $29.6 million from $28.5 million a year ago.

Noninterest income totaled $1.8 million in the third quarter, down 11% from $2.1 million in the preceding quarter and down 1% from $1.8 million a year ago. “Residential mortgage volumes are beginning to taper off, as expected, as the refinancing wave recedes,” Shields noted. Year-to-date, noninterest income grew 12% to $5.9 million from $5.3 million in the first nine months of 2008.

Washington Banking’s net interest margin was 4.72% in the third quarter of 2009, up 15 basis points from the second quarter and 8 basis points from the year ago quarter. Year-to-date, the net interest margin was 4.60% down from 4.62% in the like period a year ago.

Third quarter noninterest expense was up 3% in the quarter and down 3% year-over-year primarily related to the higher FDIC premiums, increased costs for OREO management and higher occupancy expenses from our new administration facilities. Operating expenses were $7.4 million in the third quarter compared to $7.2 million in the second quarter and $7.6 million in the third quarter a year ago. For the first nine months of 2009, noninterest expense was $21.1 million, up 2% from $20.8 million in the first nine months of 2008.

The efficiency ratio during the third quarter of 2009 was 59.20%, compared to 59.72% reported in the linked quarter, and 65.26% a year ago. Year-to-date, the efficiency ratio improved to 58.70% compared to 60.94% in the first nine months of 2008. Return on average assets and return on average common equity were 0.70% and 5.95%, respectively, for the third quarter of 2009 and 0.65% and 5.34%, respectively, for the first nine months of 2009.

ABOUT WASHINGTON BANKING COMPANY
Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 18 full-service branches located in five counties in Northwestern Washington. In June 2009, Washington Banking was added to the Russell 2000 Index, a subset of the Russell 3000 Index. Both indices are widely used by professional money managers as benchmarks for investment strategies.

www.wibank.com

WBCO – 3Q09 Profits
October 22, 2009

This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management's expectations regarding future events and developments such as future operating results, growth in loans and deposits, credit quality and loan losses, and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; and (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

WBCO – 3Q09 Profits
October 22, 2009

CONSOLIDATED BALANCE SHEETS (unaudited)			Three		One
($ in thousands except per share data)	September 30,	June 30,	Month	September 30,	Year
	2009	2009	Change	2008	Change
Assets
Cash and Due from Banks	$16,699	$22,403	-25%	$19,202	-13%
Interest-Bearing Deposits with Banks	132	1,275	-90%	451	-71%
Fed Funds Sold	25,365	12,395	105%	17,410	46%
Total Cash and Cash Equivalents	42,196	36,073	17%	37,063	14%

Investment Securities Available for Sale	56,204	31,740	77%	10,781	421%

FHLB Stock	2,430	2,430	0%	2,880	-16%

Loans Held for Sale	2,951	4,385	-33%	995	197%

Loans Receivable	816,316	820,776	-1%	823,089	-1%
Less: Allowance for Loan Losses	(15,882)	(14,770)	8%	(11,488)	38%
Loans, Net	800,434	806,006	-1%	811,601	-1%

Premises and Equipment, Net	25,649	25,527	0%	24,476	5%
Bank Owned Life Insurance	17,134	17,028	1%	16,750	2%
Other Real Estate Owned	5,012	2,599	93%	669	649%
Other Assets	7,656	8,865	-14%	7,247	6%
Total Assets	$959,666	$934,653	3%	$912,462	5%

Liabilities and Shareholders' Equity
Deposits:
Noninterest-Bearing Demand	$104,761	$103,226	1%	$90,183	16%
NOW Accounts	134,190	130,877	3%	121,503	10%
Money Market	156,582	146,115	7%	157,614	-1%
Savings	47,172	44,766	5%	41,645	13%
Time Deposits	369,313	362,640	2%	372,796	-1%
Total Deposits	812,018	787,624	3%	783,741	4%
FHLB Overnight Borrowings	-	-	100%	-	100%
Other Borrowed Funds	10,000	10,000	0%	20,000	-50%
Junior Subordinated Debentures	25,774	25,774	0%	25,774	0%
Other Liabilities	2,282	3,329	-31%	3,964	-42%
Total Liabilities	850,074	826,727	3%	833,479	2%

Shareholders' Equity:
Preferred Stock, no par value, 26,380 shares authorized
Series A (Liquidation preference $1,000 per shares); issued
and outstanding 26,380 at 9/30/09 and 6/30/09 and	24,911	24,827	0%	-	100%
none in 2008.

Common Stock (no par value)
Authorized 13,679,757 Shares:
Issued and Outstanding 9,547,946 at 9/30/2009,
9,538,899 at 6/30/09 and 9,488,101 at 9/30/08	35,502	35,456	0%	33,384	6%
Retained Earnings	48,632	47,527	2%	45,513	7%
Other Comprehensive Income	547	116	371%	86	-538%
Total Shareholders' Equity	109,592	107,926	2%	78,983	39%
Total Liabilities and Shareholders' Equity	$959,666	$934,653	3%	$912,462	5%

WBCO – 3Q09 Profits
October 22, 2009

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)	Quarter Ended	Quarter Ended	Three	Quarter Ended	One
($ in thousands, except per share data)	September 30,	June 30,	Month	September 30,	Year
	2009	2009	Change	2008	Change
Interest Income
Loans	$13,538	$13,244	2%	$14,432	-6%
Taxable Investment Securities	191	141	36%	88	116%
Tax Exempt Securities	130	95	38%	51	156%
Other	18	8	131%	6	209%
Total Interest Income	13,877	13,488	3%	14,577	-5%

Interest Expense
Deposits	3,201	3,386	-5%	4,411	-27%
Other Borrowings	94	114	-18%	276	-66%
Junior Subordinated Debentures	139	180	-23%	286	-51%
Total Interest Expense	3,434	3,680	-7%	4,973	-31%

Net Interest Income	10,443	9,808	6%	9,604	9%

Provision for Loan Losses	2,500	3,000	-17%	1,075	133%
Net Interest Income after Provision for Loan Losses	7,943	6,808	17%	8,529	-7%

Noninterest Income
Service Charges and Fees	909	853	7%	708	28%
Electronic Banking Income	376	348	8%	356	5%
Investment Products	38	161	-77%	93	-59%
Bank Owned Life Insurance Income	106	112	-5%	11	867%
Income from the Sale of Loans	138	301	-54%	36	283%
SBA Premium Income	49	16	218%	50	-1%
Other Income	232	282	-18%	621	-63%
Total Noninterest Income	1,848	2,073	-11%	1,875	-1%

Noninterest Expense
Compensation and Employee Benefits	3,638	3,437	6%	3,940	-8%
Occupancy and Equipment	1,099	1,071	3%	944	16%
Office Supplies and Printing	198	207	-4%	162	22%
Data Processing	141	146	-4%	155	-9%
Consulting and Professional Fees	228	211	8%	107	113%
FDIC Premiums	283	676	-58%	119	137%
OREO & Reposssion Expenses	346	267	30%	136	154%
Other	1,445	1,172	23%	2,014	-28%
Total Noninterest Expense	7,378	7,187	3%	7,578	-3%

Income Before Income Taxes	2,413	1,694	42%	2,825	-15%
Provision for Income Taxes	740	463	60%	921	-20%
Net Income	1,673	1,231	36%	1,904	-12%
Preferred dividends	414	413	0%	-	100%
Net Income Available to Common Shareholders	$1,259	$818	54%	$1,904	-34%
Earnings per Common Share
Net Income per Share, Basic	$0.13	$0.09	44%	$0.20	-35%

Net Income per Share, Diluted	$0.13	$0.09	44%	$0.20	-35%

Average Number of Common Shares Outstanding	9,532,000	9,530,000		9,473,000
Fully Diluted Average Common and Equivalent Shares Outstanding	9,554,000	9,552,000		9,518,000

WBCO – 3Q09 Profits
October 22, 2009

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)	Nine Months Ended		One
($ in thousands, except per share data)	September 30,		Year
	2009	2008	Change
Interest Income
Loans	$39,782	$44,176	-10%
Taxable Investment Securities	468	294	59%
Tax Exempt Securities	292	153	91%
Other	28	14	100%
Total Interest Income	40,570	44,637	-9%

Interest Expense
Deposits	10,106	14,247	-29%
Other Borrowings	341	939	-64%
Junior Subordinated Debentures	543	975	-44%
Total Interest Expense	10,990	16,161	-32%

Net Interest Income	29,580	28,476	4%

Provision for Loan Losses	7,950	3,150	152%
Net Interest Income after Provision for Loan Losses	21,630	25,326	-15%

Noninterest Income
Service Charges and Fees	2,620	2,145	22%
Electronic Banking Income	1,034	1,017	2%
Investment Products	368	260	41%
Bank Owned Life Insurance Income	312	233	34%
Income from the Sale of Loans	708	177	300%
SBA Premium Income	83	239	-65%
Other Income	800	1,236	-35%
Total Noninterest Income	5,925	5,307	12%

Noninterest Expense
Compensation and Employee Benefits	10,499	11,729	-10%
Occupancy and Equipment	3,203	2,796	15%
Office Supplies and Printing	577	402	44%
Data Processing	418	469	-11%
Consulting and Professional Fees	717	469	53%
FDIC Premiums	1,106	324	242%
OREO & Reposssion Expenses	829	364	128%
Other	3,763	4,235	-11%
Total Noninterest Expense	21,112	20,788	2%

Income Before Income Taxes	6,443	9,846	-35%
Provision for Income Taxes	1,965	3,183	-38%
Net Income	4,478	6,663	-33%
Preferred dividends	1,185	-	100%
Net income available to common shareholders	$3,292	$6,663	-51%
Earnings per Common Share
Net Income per Share, Basic	$0.35	$0.70	-50%

Net Income per Share, Diluted	$0.35	$0.70	-50%

Average Number of Common Shares Outstanding	9,519,000	9,457,000
Fully Diluted Average Common and Equivalent Shares Outstanding	9,541,000	9,514,000

WBCO – 3Q09 Profits
October 22, 2009

ASSET QUALITY (unaudited)	Quarter Ended	Quarter Ended	Quarter Ended	Nine Months Ended
($ in thousands, except per share data)	September 30,	June 30,	September 30,	September 30,
	2009	2009	2008	2009	2008

Allowance for Loan Losses Activity:

Balance at Beginning of Period	$14,770	$13,323	$11,585	$12,250	$11,126
Indirect Loans:
Charge-offs	(650)	(482)	(638)	(1,781)	(1,332)
Recoveries	201	254	111	660	399
Indirect Net Charge-offs	(449)	(228)	(527)	(1,121)	(932)

Other Loans:
Charge-offs	(1,540)	(1,508)	(798)	(4,180)	(2,231)
Recoveries	601	183	153	983	375
Other Net charge-offs	(939)	(1,325)	(645)	(3,197)	(1,856)

Total Net Charge-offs	(1,388)	(1,553)	(1,172)	(4,318)	(2,788)
Provision for loan losses	2,500	3,000	1,075	7,950	3,150
Balance at End of Period	$15,882	$14,770	$11,488	$15,882	$11,488

Net Charge-offs to Average Loans:
Indirect Loans Net Charge-Offs, to Avg Indirect Loans, Annualized (1)	1.69%	0.86%	1.89%	1.41%	1.12%
Other Loans Net Charge-Offs, to Avg Other Loans, Annualized (1)	0.52%	0.74%	0.36%	0.60%	0.35%
Net Charge-offs to Average Total Loans (1)	0.67%	0.75%	0.57%	0.70%	0.46%

	September 30,	June 30,	September 30,
	2009	2009	2008
Nonperforming Assets
Nonperforming Loans (2)	$3,179	$7,478	$3,888
Other Real Estate Owned	5,012	2,599	669
Total Nonperforming Assets	$8,191	$10,077	$4,557

Nonperforming Loans to Loans (1)	0.39%	0.91%	0.47%
Nonperforming Assets to Assets	0.85%	1.08%	0.50%
Allowance for Loan Losses to Nonperforming Loans	499.60%	197.52%	295.46%
Allowance for Loan Losses to Loans	1.95%	1.80%	1.40%

Loan Composition
Commercial	90,919	$95,935	$93,821
Real Estate Mortgages
One-to-Four Family Residential	55,914	57,414	55,984
Commercial	354,449	346,322	325,314
Real Estate Construction
One-to-Four Family Residential	73,409	79,494	104,505
Commercial	38,226	39,183	45,147
Consumer
Indirect	105,358	104,178	110,239
Direct	95,449	95,652	85,321
Deferred Fees	2,592	2,598	2,758
Total Loans	$816,316	$820,776	$823,089

Time Deposit Composition
Time Deposits $100,000 and more	157,071	160,253	193,185
All other time deposits	175,300	174,556	167,731
Brokered Deposits
CDARS (Certificate of Deposit Account Registry Service)	29,443	20,331	1,880
Non-CDARS	7,500	7,500	10,000
Total Time Deposits	$369,314	$362,640	$372,796
(1) Excludes Loans Held for Sale.
(2) Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due.

WBCO – 3Q09 Profits
October 22, 2009

FINANCIAL STATISTICS (unaudited)	Quarter Ended		Quarter Ended	Quarter Ended	Nine Months Ended
($ in thousands, except per share data)	September 30,		June 30,	September 30,	September 30,
	2009		2009	2008	2009	2008
Revenues (1)(2)	$12,462		$12,035	$11,613	$35,969	$34,109

Averages
Total Assets	$946,723		$929,932	$889,483	$926,747	$886,930
Loans and Loans Held for Sale	821,375		830,591	820,425	825,871	818,210
Interest Earning Assets	892,075		874,827	835,704	872,818	833,509
Deposits	799,179		773,037	748,375	774,518	742,702
Shareholders' Equity	$83,988		$83,677	$78,084	$82,427	$76,191

Financial Ratios
Return on Average Assets, Annualized	0.70%		0.53%	0.85%	0.65%	1.00%
Return on Average Common Equity, Annualized(3)	5.95%		3.92%	9.70%	5.34%	11.68%
Efficiency Ratio (2)	59.20%		59.72%	65.26%	58.70%	60.94%
Yield on Earning Assets (2)	6.25%		6.26%	7.00%	6.29%	7.21%
Cost of Interest Bearing Liabilities	1.87%		2.06%	2.77%	2.05%	3.02%
Net Interest Spread	4.38%		4.20%	4.24%	4.24%	4.18%
Net Interest Margin (2)	4.72%		4.57%	4.64%	4.60%	4.62%

Tangible Book Value Per Share	$8.87		$8.71	$8.32
Tangible Common Equity/Tangible Assets	8.82%		8.89%	8.66%

	September 30,		June 30,	September 30,	Regulatory Requirements
					Adequately-	Well-
	2009		2009	2008	capitalized	capitalized
Period End
Total Risk-Based Capital Ratio - Consolidated	16.29	% (4)	16.25%	13.06%	8.00%	N/A
Tier 1 Risk-Based Capital Ratio - Consolidated	15.03	% (4)	14.99%	11.81%	4.00%	N/A
Tier 1 Leverage Ratio - Consolidated	14.16	% (4)	14.28%	11.68%	4.00%	N/A
Total Risk-Based Capital Ratio - Whidbey Island Bank	16.09	% (4)	16.11%	12.97%	8.00%	10.00%
Tier 1 Risk-Based Capital Ratio - Whidbey Island Bank	14.83	% (4)	14.86%	11.72%	4.00%	6.00%
Tier 1 Leverage Ratio - Whidbey Island Bank	14.04	% (4)	14.15%	11.58%	4.00%	5.00%

(1) Revenues is the fully tax-equivalent net interest income before provision for loan losses plus noninterest income.
(2) Fully tax-equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin, revenues and efficiency ratio for comparative purposes. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income.
(3) Return on average common equity is adjusted for preferred stock dividends.
(4) Capital ratios for the most recent period are an estimate pending filing of the Company's regulatory reports.